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                                                                  EXHIBIT 10.6

                             Braun Consulting, Inc.

             Amended and Restated 1995 Director Stock Option Plan



                                      Plan

1. This nonqualified stock option plan shall be known as the Braun Consulting, Inc. Stock Option Plan for Directors (the "Plan").

                                    Purposes

2. The purposes of the Plan are to induce certain practice area directors of Braun Consulting, Inc. (the "Company") to remain in the employ of the Company or of any subsidiary of the Company, and to encourage such director or directors to secure and/or increase on reasonable terms their stock ownership in the Company. The Company intends that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plan of the Company and securing its continued growth and financial success.

                           Effective Date of the Plan

3.    The Plan shall become effective on January 1, 1995.

                                    Options

4. The stock subject to the options which may be granted hereunder will be the common shares of stock (no par value per share) of the Company, of a total number not to exceed the greater of two hundred (200) common shares of stock, which may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries, and may be offered in such amounts and upon such terms to each participant as the Company or the hereinafter described Committee shall determine in its sole discretion. The number of shares may be increased or decreased and may be adjusted for stock splits and/or reverse stock splits, as determined by the directors of the Company from time to time. In the event that options granted under the Plan shall terminate or expire without being exercised in whole or in part, new options may, at the sole discretion of the Committee, be granted covering the shares not purchased under such lapsed options.

                              Duration of Options

5. No Option shall be exercisable after the expiration of eight (8) years from the date such Option is granted. Except as may be otherwise expressly provided herein, Options shall terminate on such date as shall be selected by the Committee (defined hereinbelow) in its discretion. If an Optionee is an employee of the Company or of a subsidiary corporation at the time an Option is granted, and, before the date of expiration of the Option, an employment relationship with either the Company or a subsidiary is severed, for any reason (except as otherwise provided for herein), except as may be provided in a particular stock option agreement, the Option shall terminate immediately upon severance of the employment relationship.

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                                 Administration

6.1 The Plan shall be administered under the supervision of directors of the Company which shall exercise its powers, to the extent herein provided and at its option, through the agency of a stock option committee (hereinafter called the "Committee") which shall be appointed by the directors of the Company and shall consist of not less than two (2) directors of the Company. Members of the Committee shall serve at the pleasure of the directors.

6.2 The Committee may from time to time adopt rules and regulations for carrying out the provisions and purposes of the Plan. The interpretation and construction of any provision of the plan by the Committee shall, unless otherwise determined by the directors, be final and conclusive.

6.3   The Committee shall:

      (a) select the practice areas directors of the Company and its subsidiaries to whom options may from time to time be granted;

      (b) determine the number of shares to be covered by each option so granted;

      (c) determine the price for the shares covered by each option so granted; and

      (d) determine the terms and conditions (not inconsistent with the Plan) of any option granted hereunder (including but not limited to restrictions upon the option or the shares of common stock upon exercise thereof) to particular participants.

                                  Eligibility

7.1 Those employees of the Company eligible from time to time to participate in the Plan shall be determined by the Committee.

7.2 Options may be granted only to present or future practice area directors that are or become employees of the Company and its subsidiaries, including subsidiaries which become such after the adoption of the Plan. Any director of the Company or of any of such subsidiaries shall be eligible to receive one or more options under the Plan at the complete discretion of the Committee. Any director who is not an officer or employee of the Company or one of its subsidiaries and any member of the Committee during the time of his service as such or thereafter, shall be ineligible to receive an option under the Plan.
The adoption of this Plan shall not be deemed to give any officer, director, manager, or employee any right to be granted an option to purchase common shares of the Company, except to the extent and upon such terms and conditions as may be determined be the Committee. The adoption of this Plan, the granting of options hereunder, and the purchase of any shares pursuant hereto, does not confer upon any officer, director, manager, or employee any right to continue in the employ of the Company or of any such subsidiary, and such shall not interfere in any way with the right of the Company or of any such subsidiary to terminate the employment of any employee at any time.

                                  Term of Plan

8. Unless earlier terminated or otherwise extended by the directors and shareholders of the Company, this Plan shall terminate on December 31, 2004. The directors of the Company,

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without further approval of the stockholders of the Company, may terminate the
Plan at any time, but no termination shall without the participant's consent, alter or impair any of the rights under any option theretofore granted to an employee under the Plan.

                              Non-Transferability

9. Except as may be provided in a particular stock option agreement, options under the Plan are not transferable and may be exercised only during the lifetime of a participant and only by such participant.

                                   Agreements

10.1 Options granted pursuant to the Plan shall be evidenced by stock option agreements in such form or forms, as the case may be for particular participants, as the Committee shall from time to time adopt.

10.2 In the event that any options are granted or shares issued under this Plan are to be subject to any restrictions or other agreements, Company may require that a shareholder enter into an agreement with the Company providing for, among other things, a restriction of the right of the shareholder to transfer the shares, all of the terms of which shall be to the sole discretion of the Company.

10.3 As a condition to right to receive any shares to be issued under this Plan, the Company may require that the recipient of such shares execute an investment letter to the effect that such recipient is taking said shares for investment purposes and not for resale, and that recipient will comply with such restrictions as may be necessary to satisfy the requirements of the Securities Act of 1933 or any other applicable state or federal securities laws. Additionally, as a condition to the right to exercise any option and receive any shares to be issued under this Plan, the Company may require that the recipient of such shares execute a shareholder's agreement restricting the transfer of such shares, etc.

                                    Dilution

11. The shares that may be issued pursuant to the exercise of options under this Plan do not have preemptive rights. The Company may authorize additional shares to be issued and shall have no obligation to provide for preemptive rights for any current or future shares of the Company. The issuance of additional shares may cause dilution of ownership in the Company by Plan participants.

                              Financial Assistance

12.1 The directors or the Committee may cause the Company or the subsidiaries to give or arrange for financial assistance (including without limitation direct loans, with or without interest, secured or unsecured, or guarantees of third-party loans) to an Optionee for the purpose of providing funds for the purchase of stock pursuant to the exercise of an option granted under the plan, when in the judgment of the board of directors or the Committee such assistance may reasonably be expected to be in the best interests of the Company, and provided that such assistance as may be granted shall be consistent with the certificate of incorporation and bylaws of the company and applicable laws, and will permit the stock to be fully paid and nonassessable when issued.

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12.2  If applicable, the participant shall execute and deliver to the Company a negotiable promissory note for the balance of the purchase price payable in installments at such times and in such amounts as determined by the Committee, with the term of such note not to exceed one year and with interest on the unpaid balance at such rate as shall be fixed by the Committee. In each such case, the certificate for such shares shall be pledged under an instrument or instruments approved by the Committee with the Company or with any third party which the Company may designate as security until payment for such shares is made in full or forfeited upon default.

                                   Amendment

13. The directors of the Company, without further approval of the stockholders, may from time to time amend the Plan in such respects as the directors may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders which would increase the maximum number of shares for which options may be granted in the aggregate under the Plan. No amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any option theretofore granted to such participant under the Plan.

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